U.S. MEDICAL SERVICES OF DELAWARE, P.A.
                               220 Commerce Drive
                            Ft. Washington, PA 19034

                                November 3, 1997

John E. Hocutt, Jr., M.D.
20 Carillon Court
Wilmington, DE 19803

Mr. Thomas J. Keane, President
U.S. PHYSICIANS, Inc.
220 Commerce Drive
Fort Washington, PA  19034

Dear Dr. Hocutt and Mr. Keane:

     The purpose of this letter is to set forth the terms and conditions under which Dr. Hocutt, a shareholder (the "Shareholder") of U.S. Medical Services of Delaware, P.A., a Delaware professional corporation that has filed for authority to do business and conduct a medical practice in the State of Delaware (the "P.C."), agrees to restrict the Shareholder's ability to sell, pledge or otherwise encumber or transfer any of the issued and outstanding shares of the P.C. (the "Common Stock") during the term of the Management and Services Agreement between the P.C. and U.S. PHYSICIANS, Inc. ("Manager") of even date herewith. As you are aware, the P.C. has determined it is in the best interest of the P.C. for reasons of quality, efficiency and economy to engage Manager to assume the management of certain administrative and business operations of the P.C. As consideration for Manager's commitment to expend its valuable resources and devote its personnel to the P.C., the parties agree it is in the best interests of the P.C. and Shareholder to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock or other shares of the P.C. during the term in which Manager manages the administrative aspects of the P.C. The terms and conditions of this letter are as follows:

     1. (a) Except as otherwise provided herein, the Shareholder shall not, directly or indirectly, sell, assign, hypothecate, transfer, convey, bequeath, mortgage, pledge, create a security interest in or lien upon, encumber, give, place in trust or otherwise dispose of, whether by operation of law or otherwise, such Shareholder's Common Stock or any interest therein, make any provision therefor in any instrument or writing, or cause or permit a change in the legal or beneficial ownership of such Common Stock (each of the foregoing actions individually and collectively hereinafter referred to as a "Transfer"), except where a Transfer is expressly required or permitted by this letter.

     (b) Any purported Transfer of the Common Stock by the Shareholder in violation of any of the provisions of this letter shall be null and void and of no force or effect, and shall not bind or be recognized by the P.C. The P.C. shall not, at any time, permit any Transfer of the Common Stock on its books or records unless such Transfer is made pursuant to and in accordance with the terms and conditions of this letter. The Shareholder hereby authorizes the Secretary of the P.C. and each other officer charged with maintaining the stock transfer records of the P.C. to refuse to issue a certificate for Common Stock purportedly transferred or new shares issued in violation of this letter. Additionally, in the event of any purported Transfer of the Common Stock or issuance of new shares of the P.C. that does not comply with the provisions of this letter, the purported transferee shall not be deemed to be a shareholder of the P.C., shall not be able to exercise any rights of a shareholder of the P.C. and shall not be entitled to receive a new stock certificate or any dividends or other distributions, capital or otherwise, on or with respect to such Common Stock or new shares, as the case may be.

     (b) If Shareholder shall at any time during Shareholder's lifetime desire to sell all or any of Shareholder's Common Stock, Shareholder shall first obtain a bona fide written offer from a Qualified Person (as hereafter defined), which Shareholder desires to accept (the "Offer"), to purchase all, but not less than all, of Shareholder's Common Stock for a fixed cash price. The Offer shall set forth its date, the proposed price per share, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the prospective purchaser and evidence that the proposed purchaser is a Qualified Person. "Qualified Person" means a person who meets the qualifications for holding shares of the P.C.'s Common Stock set forth in the P.C.'s articles of incorporation. Shareholder shall transmit copies of the Offer to P.C. within seven days after receipt of the Offer. Transmittal of the Offer by the Shareholder shall constitute an offer to sell all, but not less than all, of Shareholder's Common Stock to P.C. at the price and on the terms set forth below in subparagraph 1(e). For a period of 45 days after receipt of the Offer from Shareholder, P.C. shall have the option, exercisable by written notice to the Shareholder and to the other shareholders, if any, to accept (or designate one or more Qualified Persons to accept) the Shareholder's offer as of all or any part of the Shareholder's Common Stock, at the price and upon the terms specified below in subparagraph 1(e). If P.C. does not accept (or designate one or more Qualified Persons to accept) Shareholder's offer as of all or any part of Shareholder's Common Stock, Shareholder shall be free to sell Shareholder's Common Stock pursuant to the Offer for a period of 60 days. If such Common Stock is not so sold within the aforesaid 60-day period, Shareholder shall not be permitted to sell such Common Stock without again complying with this paragraph relating to any sale of Shareholder's Common Stock.

     (c) Settlement for the purchase of Common Stock by P.C. or by a Qualified Person pursuant to the foregoing paragraph shall be made within 30 days following the date of exercise of P.C.'s option.

     (d) The purchase price per share and the terms of payment shall be the lesser of the price set forth in the Offer or the Book Value per Share (as defined below), payable in 20 successive quarterly installments of principal commencing on the settlement date, together with quarterly interest on the unpaid balance at the Interest

Rate.

     (e) All settlements for the purchase and sale of Common Stock shall, unless otherwise agreed to by all of the purchasers and seller, be held at the principal executive offices of P.C. during regular business hours. The precise date and hour of settlement shall be fixed by the purchasers (within the time limits allowed by the provisions of this Agreement) by notice in writing to the seller at least five days in advance of the settlement date specified. If more than one purchaser is involved in a settlement and the purchasers cannot agree on a precise time of settlement, the precise time of settlement (within the time limits allowed by the provisions of this Agreement) shall be fixed by the President of P.C. by five or more days' written notice to the purchasers and seller.

     (f) At settlement, the stock certificate or certificates representing the Common Stock being sold shall be delivered by Shareholder to the purchaser or purchasers, duly endorsed for transfer or with executed stock powers attached, in the case of stock certificates, with any necessary documentary and transfer tax stamps affixed by seller.

     (g) Interest payments shall be made on principal payment dates, and shall be calculated on the declining principal balance based on a year of 365 days.

     (h) Any purchaser may, from time to time, prepay all or a portion of the unpaid principal balance owing to a seller, without penalty or premium. Prepayments shall be applied to principal installments in inverse order in which they are due. Upon any prepayment, the purchaser shall pay accrued interest on the principal so prepaid to the date of such prepayment.

     (i) "Interest Rate" with respect to each interest payment shall mean the then applicable federal mid-term rate, as promulgated by the Internal Revenue Service pursuant to Section 1274 of the Internal Revenue Code of 1986, as amended.

     (j) The Book Value per Share shall be equal to the book net worth of P.C. (on a consolidated basis with subsidiaries, if any), less the amount of the liquidation preference of any outstanding preferred stock of the Company, on the date in question divided by the sum of (i) the number of shares of Common Stock of P.C. outstanding on such date and (ii) the number of shares of Common Stock of P.C. issuable upon exercise of outstanding options, warrants or other securities convertible into shares of Common Stock of P.C. The Book Value per Share shall be determined as of P.C.'s fiscal year preceding the receipt of an Offer, unless such event occurs more than 100 days following the close of such fiscal year, in which case the Book Value per Share shall be determined as of the end of the fiscal quarter preceding the date such Offer was made. The determination of book net worth shall be based solely on P.C.'s regularly prepared financial statements, which, in P.C.'s discretion, may be internally generated or prepared by a management company performing services for P.C.

     Notwithstanding the foregoing, if the book net worth of P.C. is decreased by reason of the payment of dividends (other than stock dividends payable in Shares), redemption payments or other payments made on or with respect to the Shares or is increased by capital contributions of the Shareholder whose Shares are to be purchased, subsequent to the date as of which the Book Value is determined but prior to settlement for the purchase and sale of the Common Stock hereunder, the Book Value per Share of the Common Stock shall be decreased to reflect such decrease in book net worth appropriately, and the aggregate Book Value per Share of the Shareholder's Common Stock shall be increased by the amount of such Shareholder's capital contribution, as though such decrease or increase occurred on the date as of which the Book Value per Share is determined pursuant to the provisions hereof.

     If the outstanding shares of Common Stock of P.C. shall be subdivided into a greater or combined into a lesser number of shares of Common Stock, whether by stock dividend, stock split or combination of shares of Common Stock, subsequent to the date as of which the Book Value is determined but prior to a settlement for the purchase and sale of the Common Stock hereunder, the Book Value per Share as determined pursuant to the foregoing provisions shall be proportionately decreased or increased, as the case may be, and the number of Shares to be sold shall be adjusted, so as to reflect such subdivision or combination appropriately. No such adjustment shall be made, however, by reason of the issuance of shares of Common Stock for cash, property or services, by way of stock options, stock warrants, subscription rights or otherwise. Any calculation of Book Value per Share, and any adjustments thereto, for purposes of hereof shall be made by P.C.'s regularly engaged independent public accountants based on the financial statements referred to above. The determination of Book Value per Share shall be final, binding and conclusive upon all parties, shall be filed with P.C., and copies thereof shall be given to all sellers and purchasers as promptly as practicable but in no event later than ten days prior to the date of settlement referred to above.

     2. (a) By execution of this letter, the Shareholder hereby agrees that all of the Common Stock held by the Shareholder shall be deemed to be transferred to the "Designated Transferee" (as defined in subparagraph 2(c) hereof) without further action by the Shareholder upon the occurrence of any of the following events (each a "Transfer Event"), for which the Shareholder shall promptly give the P.C. and Manager written notice; provided, however, that the required notice shall be given by the Shareholder's estate, heir or legal representative (the "Representative") in the event of the Shareholder's death or incapacity that precludes the Shareholder from providing such notice:

          (i) the death of the Shareholder;

          (ii) the Shareholder is determined by a court of competent jurisdiction to be incompetent, or permanently disabled so as to be unable to render services on behalf of the P.C.;

          (iii) the Shareholder becomes disqualified under applicable law to be a shareholder of the P.C.;

          (iv) the Shareholder ceases to be an employee of the P.C. for any reason;

          (v) the filing of any petition for or other document causing or intended to cause a judicial, administrative, voluntary or involuntary dissolution of the P.C.;

          (vi) at any time and from time to time in the sole discretion of P.C., upon notice to Shareholder from P.C.;

          (vi) the P.C. modifies, attempts to modify or otherwise alters, any material contract or agreement to which the P.C. is a party, including but not limited to the P.C.'s charter, bylaws, the Management Agreement or this letter, or Shareholder, acting as a director, removes or attempts to remove any of the officers of P.C., without providing Manager with sixty (60) days' prior written notice of any such modification or alteration; or

          (vii) the P.C. attempts to sell any of its assets not in the ordinary course of business.

     (b) Upon the occurrence of a Transfer Event with respect to the Shareholder, all of the Common Stock owned by the Shareholder shall be immediately deemed to be transferred to the Designated Transferee without further action by the Shareholder subject to the terms set forth below:

          (i) The purchase price for the Common Stock transferred to the Designated Transferee pursuant to this Paragraph 2 shall be ten dollars ($10.00) per share.

          (ii) Payment of the purchase price for the Common Stock shall be made to the Shareholder, or, in the case of a Transfer Event set forth in subparagraph 2(a)(i) hereof, the Representative of the Shareholder, as the case may be, in cash or by certified or cashier's check by the Designated Transferee within thirty (30) days after the Designated Transferee's appointment in accordance with subparagraph 2(c) hereof.

          (iii) Notwithstanding anything to the contrary herein, upon the occurrence of a Transfer Event, the Common Stock shall be immediately deemed to be transferred to the Designated Transferee effective upon the date of such Transfer Event irrespective of the date of payment for such Common Stock.

Any Transfer Event shall convey to the Designated Transferee all right, title and interest in and to the Common Stock free and clear of all claims, liens, security interests, charges, encumbrances or restrictions of any kind whatsoever.

     (c) For purposes of this letter, "Designated Transferee" shall mean any individual who is appointed to be the Designated Transferee by the P.C. with the consent of Manager; provided said individual is qualified under Delaware law to be a shareholder of the P.C.

     (d) The P.C. and the Shareholder hereby appoint Manager as the P.C.'s and the Shareholder's attorney-in-fact, with full authority in the place and stead of the P.C. and the Shareholder and in the name of the P.C. and the Shareholder or otherwise, from time to time in Manager's discretion, to take any action and to execute any instrument which Manager may deem necessary or desirable to accomplish the purposes of this letter, including, without limitation, to endorse the Certificate in the name of the Designated Transferee and release the Certificate to the Secretary of the P.C. for cancellation, registration of shares represented thereby in the name of the Designated Transferee and the issuance of a new certificate in the name of the Designated Transferee.

     (e) Manager hereby acknowledges receipt of Stock Certificate No. 1 (the "Certificate") of the P.C. evidencing one hundred (100) shares of the Common Stock, representing all of the shares of the P.C. issued to the Shareholder, deposited by the Shareholder upon execution hereof duly endorsed in blank. Manager agrees to hold such Certificate for the benefit of the Designated Transferee. Upon the occurrence of a Transfer Event, Manager shall endorse the Certificate in the name of the Designated Transferee and release the Certificate to the Secretary of the P.C. for cancellation by the Secretary, registration of the shares represented thereby in the name of the Designated Transferee on the books of the P.C., and issuance of a new certificate in the name of the Designated Transferee. In the event that the P.C. issues additional shares to any individual, including shares transferred to the Designated Transferee, the stock certificate(s) evidencing such shares shall be deposited, and may be endorsed, by Manager as provided in this subparagraph 2(e).

     (f) Notwithstanding anything herein to the contrary, release by Manager of the Certificate to the Secretary of the P.C. shall be contingent on Manager's prior or concurrent receipt of:

          (i) issuance by the P.C. of a new stock certificate evidencing the Designated Transferee's ownership of the Common Stock in the P.C.; and

          (ii) a copy of this letter duly executed by the Designated Transferee substituting the Designated Transferee for the Shareholder and such other recipient(s) of the Common Stock, if any, hereunder.

     3. (a) Upon the occurrence of a purchase and sale under Paragraph 2, or a Transfer Event, the Shareholder shall be disqualified as a shareholder of the P.C., and shall immediately be deemed to have resigned as a director and officer of the P.C. In furtherance of the foregoing, the Shareholder agrees to provide to the P.C., upon execution of this letter, a letter of resignation as a shareholder, officer, employee and/or director of the P.C., which letter shall be held in escrow by Manager and effective only upon a purchase and sale under Paragraph 2 or a Transfer Event unless otherwise waived upon the mutual consent of the P.C. and Manager.

     (b) After the occurrence of a purchase and sale under Paragraph 2 or a Transfer Event, the Shareholder shall neither have nor exercise any right or privilege as a shareholder of the P.C.'s Common Stock, including any right to receive any unallocated or undistributed dividend.

     4. The parties acknowledge and agree that each Certificate representing shares of the Common Stock subject to this letter shall contain a notice of the restrictions on transfer substantially as follows:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT BY AND AMONG THE SHAREHOLDER NAMED HEREIN, U.S. MEDICAL SERVICES OF DELAWARE, P.A. AND U.S. PHYSICIANS, INC. DATED NOVEMBER 3, 1997, (A COPY OF WHICH IS ON FILE WITH U.S. MEDICAL SERVICES OF DELAWARE, P.A. AND AVAILABLE WITHOUT CHARGE), AND NO TRANSFER OF THE SHARES REPRESENTED HEREBY OR OF SHARES ISSUED IN EXCHANGE THEREFOR SHALL BE VALID OR EFFECTIVE UNTIL THE TERMS AND CONDITIONS OF SUCH AGREEMENT SHALL HAVE BEEN FULFILLED."

All Common Stock which is subject to this letter and which is issued to the Shareholder after the date of this letter shall bear the same notice and shall be held by Manager in accordance with subparagraph 2(e) of this letter. In the event that the P.C. issues a new certificate to any individual, the P.C. shall place the foregoing notice on each such stock certificate as provided in this Paragraph 4.

     5. (a) The P.C. represents, covenants and warrants to Manager that the execution of this letter and the performance by the P.C. of its obligation hereunder, do not, at the date of execution hereof, violate the charter or the bylaws of the P.C. or violate and/or create a breach or default under any agreement or undertaking to which the P.C. is a party or otherwise bound.

     (b) The Shareholder represents, covenants and warrants to Manager as follows:

          (i) The Shareholder is the legal and beneficial the owner of the issued and outstanding capital stock of the P.C. represented by the Certificate, are free and clear of any lien, security interest, option or other charge or encumbrance; and

          (ii) The execution of this letter and the performance by the Shareholder of the Shareholder's obligations hereunder, do not, at the date of execution hereof, violate and/or create a breach or default under any agreement or undertaking to which the Shareholder is a party or otherwise bound.

     6. The P.C. agrees that during the term of the Management Agreement, the P.C. shall not authorize or issue any additional shares without the written consent of Manager. The P.C. shall require as a condition for acquiring any shares of the P.C. that each prospective holder of any of the shares of the P.C., including the Common Stock, or any rights to acquire any shares of the P.C., including any holder of any warrant, option or other security convertible into or exchangeable for Common Stock or other shares of the P.C., execute a counterpart of this letter acknowledging that the restrictions contained herein shall apply to such stock or rights to acquire shares in the P.C.

     7. The parties acknowledge and agree that this letter shall be effective upon the effective date of the Management Agreement and shall be co-terminous therewith.

     8. The failure or delay on the part of any party to exercise any right, remedy, power or privilege under this letter shall not operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     9. This letter and all provisions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     10. All notices, requests, demands and other communications required or permitted under this letter shall be in writing and shall be deemed to have been duly given, made and received when delivered (personally, by carrier service such as Federal Express, or by other messenger) or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

            (i)    If to Shareholder:    John E. Hocutt, Jr., M.D.
                                         20 Carillon Court
                                         Wilmington, DE 19803

            (ii)   If to Manager:        U.S. PHYSICIANS, Inc.
                                         220 Commerce Drive
                                         Fort Washington, PA  19034
                                         Attention:  President

            (iii)  If to P.C.:           U.S. Medical Services of Delaware, P.A.
                                         c/o U.S. PHYSICIANS, Inc.
                                         220 Commerce Drive, Suite 400
                                         Fort Washington, PA  19034
                                         Attention:  President

In addition, notice by mail should be by air if posted outside of the continental United States. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Paragraph 10.

     11. This letter shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, no party may assign or transfer its rights or obligations under this letter without the prior written consent of the other parties, except the Manager may assign or transfer all or any portion of its rights or obligations under this letter without the consent of the Shareholder or the P.C.

     12. This letter may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This letter shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

     13. The provisions of this letter are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part. If or to the extent this letter is reasonably deemed to violate applicable law, the parties agree to negotiate in good faith to amend the agreement to the extent possible, consistent with its purposes, to conform to law.

     14. This letter contains the entire understanding among the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This letter may not be modified or amended other than by an agreement in writing executed by two officers of P.C., and by Shareholder.

     15. Any dispute (including a claimed breach of the terms hereof) arising out of or in connection with this letter shall be resolved by arbitration conducted by the American Arbitration Association in Philadelphia, Pennsylvania, in accordance with its rules then in existence. The award of the arbitrators shall be final and binding upon the parties hereto, their heirs, administrators, executors, successors and assigns, and judgment upon such award may be entered in any court having jurisdiction thereof. Nothing in this provision shall restrict the ability of any party hereto to seek any equitable remedy, including injunctive relief or specific performance, for damages caused by another party's breach or attempted breach of this letter in any court of competent jurisdiction. Any prevailing party in any arbitration under this letter shall be entitled to recover its reasonable attorneys' fees and costs from the non-prevailing party(ies), which liability for such attorneys' fees shall be joint and several.

                                   ----------

     If you are in agreement with the terms and conditions set forth above, please sign this letter in the designated space below and return the executed letter to me at the address set forth above. By signing this letter, each party intends to be legally bound by the terms of this letter.

                                    Very truly yours,

                                    U.S. Medical Services of Delaware, P.A.


                                    By: /s/ John M. Hogan
                                        ------------------------------

Accepted and agreed to this
as of November 3, 1997

By:   /s/ John E. Hocutt, Jr.
      --------------------------------
      John E. Hocutt, Jr., M.D.


Accepted and agreed to
as of November 3, 1997

U.S. PHYSICIANS, Inc.


By:   /s/ Thomas J. Keane
      --------------------------------
      Thomas J. Keane
      President